Exhibit 10.2
SUBSCRIPTION AGREEMENT
AND
LETTER OF INVESTMENT INTENT

Gregory Lykiardopoulos, Chief Executive Officer
Petramerica Oil, Inc.
One Harbor Drive, Suite 300
Sausalito, California 94965

Dear Mr. Lykiardopoulos:

The undersigned (the “Subscriber”) hereby agrees to subscribe to purchase upon the terms and conditions set forth below, 250,000 shares of the no par value common stock (the “Common Stock”) of Petramerica Oil, Inc., a U.S. Colorado corporation (the “Company”), for $.80 per share. The subscription price will be paid by wire transfer of immediately available funds to the account specified in writing by the Company. The subscription will take place as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 9 of this Agreement (other than those conditions to be satisfied at the closing) (such date of subscription, the “Subscription Date”).

1. General Representations - The Subscriber acknowledges and represents as follows:

(a) The Subscriber has received and carefully reviewed all of the Company’s public filings made with the U.S. Securities and Exchange Commission (“SEC”) including the Company’s Current Report on Forms 8 K filed with the SEC on July 14, July 26 and August 1, 2006; and in particular the financial statements of the Company contained in its July 14, 2006 Form 8 K and the Risk Factors of the Company set forth in the Company August 1, 2006 Form 8 K.

(b) The Subscriber has been given full access to information regarding the Company, has had the opportunity to meet with Company’s officers and to review all the documents that Subscriber may have requested, and has utilized such access for the purpose of obtaining all information the Subscriber deems necessary for the purposes of making an informed investment decision and to verify the accuracy and completeness of the information provided to Subscriber;

(c) The Subscriber understands that (i) the purchase of the Common Stock is a highly speculative investment in an early stage company with negligible assets and revenue and significant losses and such investment involves a high degree of risk; (ii) the Company may need additional financing in the future; (iii) the Company has made no statements whatever concerning the present or prospective value of the Common Stock; and (iv) there is an extremely limited market for the Company’s Common Stock and the current value of the Company’s Common Stock on the Electronic Bulletin Board does not necessarily represent the true value of the Common Stock.

(d) The Subscriber has obtained, to the extent he or she deems necessary, personal professional advice with respect to the risks inherent in an investment in the Common Stock and the suitability of such investment in light of the Subscriber’s personal financial condition and investment needs. Unless the Subscriber has otherwise advised the Company in writing, the Subscriber did not employ the services of a purchaser representative, as defined in Regulation D under the Securities Act of 1933, as amended (the “Act”), in connection with this investment;

(e) The Subscriber (i) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of a prospective investment in the Common Stock, (ii) is experienced in making investments which involve a high degree of risk, (iii) is sophisticated in making investment decisions, and (iv) can bear the economic risk of an investment in the Common Stock, including the total loss of such investment;

(f) The Subscriber acknowledges that (i) the purchase of the Common Stock is a long-term investment, (ii) he or she must bear the economic risk of the investment for an indefinite period of time because the Common Stock has not been registered under the Act or applicable state laws and, therefore, the Common Stock cannot be sold unless it is subsequently registered under the Act and such state laws or exemptions from such registration are available, (iii) there is only a limited public market for the Common Stock and the Subscriber may not be able to liquidate his or her investment in the event of an emergency, or pledge the Common Stock as collateral security for loans, and (iv) the transferability of the Common Stock is restricted and (A) requires conformity with the restrictions contained in paragraph 2 below, and (B) will be further restricted by a legend placed on the certificate(s) representing the Common Stock stating that the Common Stock has not been registered under the Act and applicable state laws and referencing the restrictions on transferability of the Common Stock.

2. No Registration Under U.S. Securities Laws; Registration Rights

(a) The Subscriber has been advised that the Common Stock is not being registered under the Act or state securities laws pursuant to exemptions from the Act and such laws, and that the Company’s reliance upon such exemptions is predicated in part on the representations of the Subscriber contained herein. The Subscriber represents and warrants that the Common Stock is being purchased for the Subscriber’s own account and for investment without the intention of reselling or redistributing the same, provided that the Subscriber does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of it at any time in accordance with or pursuant to a registration statement or exemption under applicable law. The Subscriber further represents and agrees that, if, contrary to the foregoing intentions, there should ever be a desire to dispose of or transfer any of such Common Stock in any manner, the Subscriber shall not do so without first obtaining (a) an opinion of counsel suitable to the Company that such proposed disposition or transfer lawfully may be made without registration pursuant to the Act, and applicable state securities laws or (b) such registrations (including by way of registration pursuant to clauses (b) and (c) of this Section 2). Notwithstanding the foregoing, the Subscriber may assign the Common Stock, in whole or in part, to its management, affiliates, owners or the family members of such owners or to Chart Group, L.P. without any such opinion if the Subscriber and such assignee can demonstrate that the assignee can make the representations in Section 4 and such other representations in this Agreement reasonably necessary to demonstrate to the Company that such assignment may be made without registration pursuant to the Act.

(b) At any time after the six month anniversary of the Subscription Date, the Subscriber may request that the Company effect the registration under the Act of all or part of the Common Stock (a “Demand Registration”). Within 10 days after receipt of any such request for a Demand Registration, the Company shall give written notice of such request to all other holders of common stock issued on the date hereof and shall include in such registration the shares of common stock of such other holders that have requested for inclusion therein within 15 days after the receipt of the notice from the Company. Subscriber shall be entitled to one Demand Registration. A registration will not count as one Demand Registration if the ultimate registration is not effective, whether due to a failure to file or maintain a registration or if the transaction is not consummated by the Company. Subscriber agrees that it will not sell, transfer, gift or hypothecate, directly or indirectly, under such Demand Registration any of the Common Stock until the first anniversary of the Subscription Date.

(c) If at any time the Company proposes to register shares of common stock of the Company under the Act (except under Forms S-4 and S-8) the Company shall give prompt written notice to the Subscriber of its intention to register such shares and shall include in such registration on the same terms as the Company and other persons selling securities in connection with such registration the Common Stock requested by the Subscriber to be included within 15 days after the receipt of the Company’s notice (a “Piggyback Registration”). The Subscriber shall be entitled to withdraw all or any part of the Common Stock from a Piggyback Registration at any time prior to the effectiveness of such registration.

(d)  All expenses of the Company in connection with any Demand Registration or Piggyback Registration (each, a “Registration”) shall be paid by the Company. The Company shall defend, indemnify and hold harmless, to the fullest extent permitted by law, the Subscriber and its affiliates and each officer, director, officer, member, partner, employee and agent against all losses, claims, liabilities, damages, judgments, settlements and expenses (including but not limited to reasonable legal fees and expenses) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation of any state of federal securities laws, except as the same are made in reliance and in conformity with information relating to the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein.

(e)  The Company shall use its commercially reasonable best efforts to effect any Registration as soon as practicable. The Company shall use its commercially reasonable best efforts to maintain the effectiveness of any Registration until the second anniversary of the Closing Date. During any Registration, the Company will enter into a customary underwriting agreement, if applicable, that will afford such protections to the Subscriber as would typically be available to it in similarly situated transactions.

(f) The holders of any shares of common stock issued in respect of the Warrants (as defined herein) shall also have the rights to effect a Registration granted under this Section 2, to register such shares and the other rights granted under this Section and the holders of such shares shall be express third party beneficiaries of this Agreement.

3. State of Domicile - The Subscriber represents and warrants that the Subscriber is a bona fide resident of, and is domiciled in, the state or country so designated on the signature page hereto, and that the Common Stock is being purchased solely for the beneficial interest of the Subscriber and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

4. Accredited Investor Representations - The Subscriber represents and warrants that the Subscriber is an “accredited investor” as that term is defined in Regulation D promulgated under the Act and the following description is applicable. Accordingly, please check each applicable category described in (a) through (c) below:

_____ (a) The Subscriber is an individual (as opposed to a corporation, partnership, trust, or other entity) whose individual net worth, or joint net worth with the Subscriber’s spouse, at the time of the Subscriber’s purchase exceeds $1,000,000.

_____ (b) The Subscriber is an individual (as opposed to a corporation, partnership, trust or other entity) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____ (c) At the date set forth immediately prior to the signature of the Subscriber below, the Subscriber is (check correct alternative);

____	(i)
A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

____	(ii)	A broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934.

____	(iii)	An insurance company as defined in section 2(13) of the Act.

____	(iv)	An investment company registered under the Investment Company Act of 1940 or a Business Development Company as defined in section 2(a)(48) of that Act.

____	(v)	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

____	(vi)
An Employee Benefit Plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment-adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

____	(vii)	A Private Business Development Company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

X___	(viii)
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, or business trust, or a partnership, not formed for the specific purpose of acquiring the Common Stock offered, with total assets in excess of $5,000,000.

____	(ix)	A director or executive officer of the Company.

____	(x)
A partnership, corporation, Massachusetts or similar trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a sophisticated person as described in section 506(b)(2)(ii) in Regulation D under the Act. (A sophisticated person is a person who, immediately prior to purchasing the Common Stock offered hereby, either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

____	(xi)
An entity in which all of the equity owners are accredited investors under Rule 501(a) of Regulation D under the Act. (Each equity owner must submit a signed statement verifying that the equity owner is an accredited investor.)

5. Obligation to Update - The information provided by the Subscriber is correct and complete as of the date hereof. The Subscriber understands the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely upon them. If there should be any material change in such information prior to the subscription being accepted, the Subscriber agrees to immediately provide the Company with such information.

6. Entity Representations - The Subscriber, if other than an individual, makes the following additional representations:

(a) the Subscriber was not organized for the specific purpose of acquiring the Common Stock (inapplicable if ownership in the entity is held solely by accredited investors); and

(b) this subscription has been duly authorized by all necessary actions of the board of directors, shareholders, partners, trustees, or other duly authorized acting body or person on the part of the Subscriber, has been duly executed by an authorized officer or representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

7. Manner in which Title is to be Held -
(check one)

(a) _____  Individual Ownership
(b) _____ Community Property
(c) _____ Joint Tenant with Right of Survivorship
  (both parties must sign)
(d) _____ Partnership* (including limited partnership)
(e) _____ Tenants in Common
(f) __X__ Corporation** (including limited liability company)
(g) _____ As Custodian, Trustee or Agent***
(h) _____ Other (Describe)

*	If a partnership, please include a copy of the partnership agreement and certificate authorizing investment.
**
If a corporation, please include certified corporate resolution or other document authorizing this investment, and a certificate of incumbency of officers (which can be delivered at or before the Subscription Date).

***	If a custodian, trustee or agent, please include the trust, agency or other agreement and certificate authorizing investment.

8. Company Representations The Company represents and warrants to the Subscriber as follows:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The execution and delivery by the Company of this subscription agreement and letter of investment intent (this “Agreement”) and the performance of its obligations hereunder has been duly authorized by all necessary actions of the board of directors, shareholders, or other duly authorized acting body or person on behalf of the Company. This Agreement has been duly executed by the Company and is a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).

(b) All of the Common Stock to be issued to the Subscriber hereunder and the shares of common stock to be issued in exchange for certain warrants paid as a placement fee in connection with the sale of the Common Stock (the “Warrants), when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Subscriber and free of restrictions on transfer other than the restrictions on transfer under this Agreement and applicable state and federal securities laws. The sale of the Common Stock is not subject to any preemptive rights or rights of first refusal. The Company has 20,000,000 shares of authorized capital stock, of which approximately 19,500,000 shares of common stock are issued and outstanding. Accordingly, Subscriber understands that the Common Stock subscribed for herein cannot be issued to the Subscriber until the Company’s authorized shares are increased to 100,000,000, which is scheduled to be approved by the Company’s stockholders on August 17, 2006, pursuant to a notice of special meeting and proxy statement mailed to the Company’s stockholders on July 31, 2006 (such approval, the “Stockholder Approval”). Other than the shares of common stock referred to in the previous sentence, the shares of common stock to be issued pursuant to an agreement entered on the date hereof and the shares of common stock to be issued pursuant to the Warrants, a copy of which has been provided to the Subscriber, the Company has no other shares of capital stock, except 1,000,000 shares of preferred stock described in the Company’s August 1, 2006 Form 8 K which are convertible into Common Stock as described in the Company August 1, 2006 Form 8 K and 1,800,000 shares issuable to two investor relations firms upon approval of the increase in authorized shares described above. Following the consummation of the transactions contemplated hereunder, the Company’s capital stock shall consist solely of 100,000,000 authorized shares of capital stock, of which approximately 45,000,000 shares of common stock will be issued and outstanding. Other than the Warrants to be issued on the Subscription Date, the Company has no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements of any kind for the purchase or acquisition from the Company of any securities. The Company, however, reserves the right to issue additional shares of Common Stock in the future upon such terms and for such purchase prices as it determines in its sole discretion.

(c) No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Common Stock or the Warrants. Based in part upon and subject to the representations of the Subscriber in this Agreement, the Common Stock and the Warrants will be issued in compliance with all applicable federal and state securities laws and the offer, sale and issuance of the Common Stock and the Warrants are exempt from registration under the Act. Other than the filing of a Form D pursuant to Regulation D of the Act, which filing shall be made within 15 days of the Subscription Date and the filing of Form 8-K announcing the transaction, which filing shall be made promptly following the Subscription Date, no other filing, notice or registration is required in connection with the sale of the Common Stock or the Warrants under applicable federal and state securities laws. The Company has not taken and will not take any action that will cause the Common Stock or the Warrants to lose such exemption from registration.

(d) The Company has made all filings, reports and registrations (collectively, the “Reports”) with the SEC as required by applicable law and all such Reports are in compliance in all material respects with applicable law. The Reports do not contain any untrue statement of material fact or any omission of a material fact required to be stated therein necessary to make the statements contained therein not misleading.

(e) The execution, delivery and performance of this Agreement by the Company and the sale of the Common Stock and the Warrants does not and will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under (i) the certificate of incorporation or by-laws of the Company, (ii) any provision of any material mortgage, indenture, contract, agreement, instrument, judgment, decree, order or writ to which it is a party or by which it is bound or (iii) any material provision of federal or state statute, rule or regulation applicable to the Company.

9. Closing.

(a) The Company shall not obligated to issue the Common Stock until the following conditions have been satisfied or waived, in the Company’s sole and absolute discretion:

(i) The execution and delivery by the Univest Group of a consulting agreement or similar agreement in form and substance satisfactory to the Company;

(ii) The Stockholder Approval shall have been duly obtained;

(iii) Chris Brady having accepted a position as a member of the board of directors of the Company, provided that he has been duly elected to such position by the Company and has been granted the right to indemnification and insurance as is customarily granted to similarly situated companies;

(iv) The representations and warranties of the Subscriber set forth in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on the Closing Date, except that such representations and warranties that by their terms speaks as of a specified date shall be true and correct as of that date; and

(v) The Subscriber shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Subscriber on or before the Closing Date.

(b) The Subscriber shall not be obligated to subscribe for the Common Stock until the following conditions have been satisfied or waived, in the Subscriber’s sole and absolute discretion:

(i) The execution and delivery by the Company of a consulting agreement or similar agreement in form and substance satisfactory to the Subscriber;

(ii) The Stockholder Approval shall have been duly obtained;

(iii) The Company shall have paid a placement fee (including the issuance of the Warrants) to the registered broker-dealer of the Chart Group L.P. on behalf of the recipients of the placement fee in such amounts and in such allocations as agreed among the parties to this Agreement;

(iv) The representations and warranties of the Company set forth in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on the Closing Date, except that such representations and warranties that by their terms speaks as of a specified date shall be true and correct as of that date; and

(v) The Company shall have performed or complied with in all material respects all covenants and agreements required to be performed or complied with by the Company on or before the Closing Date.

10. Shareholder Approval. The Company shall use its best efforts, to the extent commercially reasonable, to obtain the Stockholder Approval in the time period described in Section 8(b) of this Agreement, or if not obtained on such date, at such later date as soon as practicable.

11. Share Certificates. The Company shall take all necessary action to record the issuance of the Common Stock to the Subscriber, including the delivery of share certificates to the Subscriber on the Subscription Date or promptly thereafter. If any such share certificate shall bear any restrictive legend, the Company will re-issue new share certificates without such restrictive legends to the Subscriber during the period that its registration statement in respect of any Registration is current and effective.

12. Indemnification.

(a) From and after the date hereof, the Company shall defend, indemnify and hold harmless the Subscriber and its affiliates and each director, officer, member, partner, employee and agent of such person against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses related thereto, including without limitation, reasonable attorneys’ fees, arising out of, resulting from or relating to (i) the breach of any representation or warranty contained in Section 8 or (ii) the breach by the Company of any covenant or agreement contained in this Agreement.

(b) From and after the date hereof, the Subscriber shall defend, indemnify and hold harmless the Company and its affiliates and each director, officer, member, partner, employee and agent of such person against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses related thereto, including without limitation, reasonably attorneys’ fees, arising out of, resulting from or relating to (i) the breach of any representation or warranty of the Subscriber contained in this Agreement or (ii) the breach by the Subscriber of any covenant or agreement contained in this Agreement.

(c) The representations, warranties and covenants made by each party herein shall survive the purchase of the Common Stock hereunder.

(d) The liability of the Company, on the one hand, and the Subscriber, on the other hand, shall not exceed the amount of the purchase price for the Common Stock sold hereunder.

13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without reference to the conflict of laws rules contained therein.

14. Assignment. This Agreement may be assigned by the Subscriber, in whole or in part, to any person or entity to which it may assign the Common Stock in accordance with the last sentence of Section 2(a) of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

Dated:  August ____, 2006

To Be Completed By Each Named Investor:

Signature	Signature

Type or Print Individual or Entity Name	Type or Print Individual or Entity Name

City, State ( Zip Code) or Country	City, State and Zip Code

(Area Code/Country Code) Telephone Number	(Area Code/Country Code) Telephone Number

Tax Identification or Social Security Number (if applicable)	Tax Identification or Social Security Number (if applicable)

Are you a member of the National Association of Securities Dealers, Inc.? _____ yes _____ no	Are you a member of the National Association of Securities Dealers, Inc.? _____ yes _____ no

This Subscription Agreement and Letter of Investment Intent is accepted as of August ____, 2006.

                    Petramerica Oil, Inc.

                    By: _____________________________________
                            Gregory Lykiardopoulos, CEO